Exhibit 99.2

   STEVIA CORP. APPOINTS EXPERT AGRICULTURAL CONSULTANT RODNEY COOK TO BOARD

--COMPANY BEGINS PLANS FOR DOMESTIC STEVIA CULTIVATION IN USA

INDIANAPOLIS, IN - (MARKETWIRE - OCTOBER 6, 2011) - STEVIA CORP. (OTCBB: STEV) ("Stevia Corp." or the "Company") a farm management company focused on the economic development of Stevia, the fastest growing product in the alternative sweetenersector, is pleased to welcome Mr. Rodney L. Cook to the Board of Directors.

Mr. Cook provides vision and experienced leadership across areas of agricultural practices and food processing from the application of research through to growing operations. His career encompasses partnership development, strategic planning, IP rights management and new product development. Mr. Cook is a strategic thinker and planner with a proven ability to turn plans into reality. He brings to Stevia Corp a track record of recognized leadership in the small fruit industry including strong scientific insight including the development of several new industry standards. He offers a unique combination of skills as a practicing horticulturist with twenty years' experience in grower education helping to delivertechnology transfer from university to field, and includes extensive research and project development as well assignificant management experience in growing business startups, turnarounds, private placement of equity instruments, and experience in corporations, partnerships and cooperative forms of business.

He currently owns and operates Ag-View Consulting LLC, of Olympia, WA, where his experiences include working with the largest refiner of stevia in the world to direct and support the development of stevia breeding programs as well as to assist in trial agreements for expansion of the growing regions for global stevia initiatives. He has assisted both growers and marketersby developing training and education processes that offer alternative markets for a variety of crops; has provided expert testimony, crop and market analysis for the blueberry industry, provided third party verification and review of vision, strategy, operational and research initiatives for improvement and expansion of prune and raspberry development in Chile.

He was previously CEO and President of the multinational partnership, Naturipe Foods, LLC, and prior to that as CEO and President of Producer Marketing Company (Overlake Foods Corp.), and as President of Chilean owned (US based) Hortifrut NA; as Managing Partner at Pan-American Berry Growers LLC, and in a variety of leadership positions at MBG Marketing, the largest blueberry grower's cooperative in the world. Mr. Cook earned his M. Sc. with Honors in Horticulture and a B.S. with Honors in Resource Development at Michigan State University. He has received several industry awards and actively participates in a number of industry and community initiatives.

Mr. George Blankenbaker, Stevia Corp. President comments, "We are extremely pleased by the appointment of Rod to our board. It is our intent to involve him intimately with technical support planning and to assist in oversight regarding the development of US research and trials aimed at both supporting our global research as well as developing a domestic source of Stevia. We anticipate that his experience will be of great strategic benefit to those plans and will accelerate our program exponentially."

Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information visit: www.stevia.co.

ABOUT STEVIA CORP. (OTCBB: STEV)
Stevia Corp. is a farm management company focused on best practice agronomic competency in order to deliver high value stevia through proprietary plant breeding, excellent agricultural methodologies and innovative post-harvest techniques. To date, the Company has acquired two grower supply contracts and three nursery fields in Vietnam.In 2010, stevia products were launched across thirty-five countries and 38 categories. Within two years of the USA market opening, Nielsen-based retail consumption data indicated almost $1 billion of retail sales. Market research group, Mintel, has said it expects sales of stevia sweetened products to top $2 billion in 2011. Zenith International estimates worldwide sales of stevia extract reached 3,500 tons in 2010 with an overall market value of $285 million and forecasts the global market for stevia will reach 11,000 tons by 2014 requiring the tripling of stevia leaf production at the farm level to keep pace with consumer demand.For more information visit: www.stevia.co

NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, growth of stevia global market, plans to expand stevia production, use of resources, the development of new business opportunities, and projected costs, revenue, profits and results operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:
Investor Relations
Crescendo Communications, LLC
Email: stev@crescendo-ir.com
Tel:   +1-888-940-4050
Web:   www.stevia.co

Source: Stevia Corp.